UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2010

Microsemi Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-08866	95-2110371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2381 Morse Avenue Irvine, California	92614
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 221-7100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 29, 2010, Microsemi Corporation, a Delaware corporation (“Microsemi” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Rabbit Acquisition Corp., an Indiana corporation and a wholly owned subsidiary of Microsemi (“Purchaser”), and White Electronic Designs Corporation, an Indiana corporation (“WEDC”), pursuant to which Microsemi will acquire WEDC, a defense electronics manufacturer and supplier that designs, develops and manufactures innovative electronic components and systems for inclusion in high technology products for the defense and aerospace markets. The net transaction value will be approximately $100 million, net of WEDC’s projected cash balance at closing.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Purchaser will commence a cash tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, no par value, of WEDC (the “Shares”) at a purchase price of $7.00 per Share, net to the tendering shareholder in cash, without interest and less any required withholding taxes (the “Per Share Amount”). Upon successful completion of the Offer, and subject to the terms and conditions of the Merger Agreement, Purchaser will be merged with and into WEDC (the “Merger”), and WEDC will survive the Merger as a wholly owned subsidiary of Microsemi.

At the effective time of the Merger (the “Effective Time”), each outstanding Share, other than Shares owned by WEDC, Microsemi, or their respective subsidiaries immediately prior to the Effective Time, will automatically be converted into the right to receive the Per Share Amount on the terms and subject to the conditions set forth in the Merger Agreement.

Purchaser has agreed to commence the Offer as promptly as reasonably practicable but no later than April 7, 2010, and the Offer will remain open for at least 20 business days. The Offer and the Merger are subject to the satisfaction of customary closing conditions, including, among others, that (i) there have been validly tendered (and not withdrawn) at least 50.1% of the sum of (x) WEDC’s then outstanding Shares plus (without duplication) (y) a number equal to the number of shares issuable upon the conversion of any convertible securities or upon the exercise of any options, warrants or rights exercisable as of a certain date, (ii) certain regulatory clearances have been obtained by the parties, if applicable, and (iii) the other conditions set forth in Annex A to the Merger Agreement have been satisfied or waived.

Pursuant to the Merger Agreement, WEDC granted to Purchaser, subject to certain conditions and limitations, an irrevocable option to purchase, following completion of the Offer and at the Per Share Amount, a number of Shares that, when added to the number of Shares owned by Microsemi or Purchaser at the time of exercise of the option, constitutes one Share more than 90% of the sum of (i) WEDC’s then outstanding Shares plus (ii) a number equal to the number of shares issuable upon the conversion of any convertible securities or upon the exercise of any options, warrants or rights exercisable as of a certain date (the “Top-Up Option”), at a purchase price per Share equal to the Per Share Amount. The Top-Up Option is intended to expedite the timing of the completion of the Merger by effecting the Merger pursuant to Indiana’s “short form” merger statute. If Purchaser does not own at least 90% of the outstanding Shares following the Offer, and would not own at least 90% of the outstanding Shares following the exercise of the Top-Up Option, then a vote of the shareholders of WEDC will be required to consummate the Merger.

Microsemi, Purchaser and WEDC have made customary representations and warranties in the Merger Agreement and agreed to certain customary covenants, including covenants regarding the operation of the business of WEDC prior to the closing and covenants prohibiting WEDC from soliciting, or providing information or entering into discussions concerning, or proposals relating to alternative business combination transactions, except in limited circumstances relating to unsolicited proposals that are, or could reasonably be expected to lead to, a proposal superior to the transactions contemplated by the Merger Agreement.

The Merger Agreement contains certain termination rights for each of Microsemi, Purchaser and WEDC and further provides that upon termination of the Merger Agreement under specified circumstances, WEDC may be required to pay Microsemi a termination fee of $6.6 million or to reimburse Microsemi for its out-of-pocket expenses and fees, in an amount not to exceed $2.5 million.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to this Form 8-K, which is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Microsemi, Purchaser or WEDC. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the parties thereto in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Microsemi, Purchaser, and WEDC, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about Microsemi, Purchaser, and WEDC.

Additional Agreements

As a condition and inducement to Microsemi’s willingness to enter into the Merger Agreement, each of WEDC’s directors and certain of its officers (collectively, the “Shareholders”) have entered into a Support Agreement, dated March 29, 2010, with Microsemi and Purchaser (the “Support Agreement”). Subject to the terms and conditions of the Support Agreement, the Shareholders agreed, among other things, to vote in favor of the Merger, if applicable, and, subject to certain exceptions, not to transfer their Shares that are subject to the Support Agreement. Collectively, the Shareholders owned approximately 24.3% of the Company Shares outstanding on the date of the Merger Agreement.

The foregoing description of the Support Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Support Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Additional Information and Where to Find It

The tender offer described in this Current Report on Form 8-K and the exhibits attached hereto has not yet commenced. No statement in this document is an offer to purchase or a solicitation of an offer to sell securities. At the time the tender offer is commenced, Microsemi and Purchaser will file a tender offer statement on Schedule TO with the Securities and Exchange Commission, and WEDC also intends to file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. Any offers to purchase or solicitations of offers to sell will be made only pursuant to such tender offer statement. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the related solicitation/recommendation statement, and all amendments to such documents, will contain important information, including the various terms of, and conditions to, the tender offer, that should be read carefully by WEDC’s shareholders before they make any decision with respect to the tender offer. Such materials, when prepared and ready for release, will be made available to WEDC’s shareholders at no expense to them. In addition, at such time such materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s Web site: www.sec.gov and may also be obtained by directing a request to Georgeson Inc., 199 Water Street, 26th Floor, New York, NY 10038, (866) 729-6799, or Georgeson Securities Corporation, 199 Water Street, 26th Floor, New York, NY 10038, (800) 445-1790.

Item 8.01	Other Events.

On March 30, 2010, Microsemi issued a press release announcing the execution of the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated March 29, 2010 by and among Microsemi Corporation, Rabbit Acquisition Corp. and White Electronic Designs Corporation.*

10.1	Support Agreement dated March 29, 2010 by and among Microsemi Corporation, Rabbit Acquisition Corp. and certain shareholders of White Electronic Designs Corporation listed on Annex I thereto.

99.1	Press release issued by Microsemi Corporation on March 30, 2010.

*	Certain schedules have been omitted and Microsemi Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microsemi Corporation
(Registrant)

		By:	/s/ JAMES J. PETERSON
Date:	March 30, 2010		James J. Peterson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated March 29, 2010 by and among Microsemi Corporation, Rabbit Acquisition Corp. and White Electronic Designs Corporation.*

10.1	Support Agreement dated March 29, 2010 by and among Microsemi Corporation, Rabbit Acquisition Corp. and certain shareholders of White Electronic Designs Corporation listed on Annex I thereto.

99.1	Press release issued by Microsemi Corporation on March 30, 2010.

*	Certain schedules have been omitted and Microsemi Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.